UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2022

China HGS Real Estate Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	001-34864	33-0961490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Xinghan Road, 19th Floor Hanzhong City Shaanxi Province, PRC 723000
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (86) 091-62622612

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	HGSH	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a -12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

Resignation of Yuankai Wen

On January 24, 2022, Mr. Yuankai Wen resigned from his positions as an Independent Director of the Board and as the Chairman of the Compensation Committee of the Board (the “Compensation Committee”), and member of the Audit Committee and Nominating Committee of the Board. Mr. Yuankai Wen’s resignation is not as a result of any disagreement with the Company relating to its operations, policies or practices.

Appointment of Mr. Qingfeng Zhou

Effective January 24, 2022, the Board appointed Mr. Qingfeng Zhou as an Independent Director of the Board and as the Chairman of the Compensation Committee and member of the Audit Committee and Nominating Committee of the Board to fill the vacancy created by the resignation of Mr. Yuankai Wen.

Mr. Qingfeng Zhou, has served as the owner of Cangze Consulting & Co. since March 2018. Since April 2016 and March 2016, Mr. Zhou has served as an overseas director of Engas Australasia Pty. Ltd. and a supervisor of Sinuo Investment Management Ltd., respectively. Since February 1999, Mr. Zhou has served as the general manager and co-founder of Marquis Shanghai Limited. From April 2015 to April 2019, Mr. Zhou served as the owner of Gold Longrich Limited Hong Kong. Mr. Zhou graduated from Shanghai Jiaotong University in China with a Bachelor’s degree in Mechanics.

Mr. Qingfeng Zhou does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Qingfeng Zhou also entered into an independent director agreement (the “Director Agreement”) with the Company, which sets his annual compensation at US$12,000 and establishes other terms and conditions governing his service to the Board. The Director Agreement is qualified in its entirety by reference to the complete text of the Director Agreement, which is filed hereto as Exhibit 10.1.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

10.1	Independent Director Agreement, dated January 24, 2022 by and between the Company and Qingfeng Zhou
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2022	China HGS Real Estate Inc.

	By:	/s/ Neng Chen
Name: Neng Chen
Title: Chief Executive Officer and Chairman